Private & Confidential     Exhibit 4.3

DATED 28 August 2014

SECOND SUPPLEMENTAL AGREEMENT

    relating to a

    US$1,125,000,000 Loan

    to
GOLAR HULL M2021 CORP.
GOLAR HULL M2026 CORP.
GOLAR HULL M2031 CORP.
GOLAR HULL M2022 CORP.
GOLAR HULL M2023 CORP.
GOLAR HULL M2027 CORP.
GOLAR HULL M2024 CORP.
GOLAR LNG NB12 CORPORATION

arranged by

THE EXPORT-IMPORT BANK OF KOREA
CITIBANK, N.A. LONDON BRANCH
KOREA FINANCE CORPORATION
NORDEA BANK NORGE ASA
DANSKE BANK A/S
SWEDBANK AB (publ)
DVB BANK SE
SKANDINAVISKA ENSKILDA BANKEN AB (publ)

Contents
Clause    Page
1    Definitions    1
2    Agreement of the Lenders and Agent    2
3    Amendments to Principal Agreement    3
4    Representations and warranties    3
5    Conditions    4
6    Finance Documents    4
7    Costs and expenses    4
8    Miscellaneous and notices    5
9    Applicable law    5
Schedule 1 Documents and evidence required as conditions precedent    6
Schedule 2 Ship Information    7

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 28 August 2014 and made BETWEEN:

(1)
GOLAR HULL M2021 CORP., GOLAR HULL M2026 CORP., GOLAR HULL M2031 CORP., GOLAR HULL M2022 CORP., GOLAR HULL M2023 CORP., GOLAR HULL M2027 CORP., GOLAR HULL M2024 CORP. and GOLAR LNG NB12 CORPORATION each of the address set out in Schedule 1 to the Facilities Agreement as Borrowers;

(2)	GOLAR LNG LIMITED of the address set out in Schedule 1 to the Facilities Agreement as Parent; and

(3)	SWEDBANK AB (publ) of the address set out in Schedule 1 to the Facilities Agreement as Agent for and on behalf of the Finance Parties.
WHEREAS:

(A)
This Second Supplemental Agreement is supplemental to an agreement dated 25 July 2013 (as amended by a side letter dated 4 September 2013 and as further amended by a supplemental agreement dated 1 October 2013) and made between the same parties (the Principal Agreement), whereby the Lenders agreed to make available to the Borrowers loan facilities of up to US$1,125,000,000 upon the terms and subject to the conditions therein contained.

(B)	The Borrowers have requested the Lenders to amend the Principal Agreement to the extent set out in this Second Supplemental Agreement.

(C)
In accordance with clause 43 (Amendments and waivers) of the Principal Agreement, the relevant Finance Parties have consented to the amendments to certain provisions of the Principal Agreement as addressed in this Agreement. That consent is strictly subject to the occurrence of the Effective Date. Accordingly the Agent is authorised to execute this Agreement on behalf of the Finance Parties.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions
Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions
In this Agreement, unless the context otherwise requires:

Building Contract Amendment Document means the memorandum of agreement dated 30 April 2014 detailing, among other things, amendments to the scheduled delivery dates of certain of the Ships.
Building Contract Amendments means the amendments to the Building Contracts contained in the Building Contract Amendment Document.
Effective Date means the date, no later than 28 August 2014 (or such later date as the Agent acting on the instructions of the Lenders may agree), on which the Agent notifies the Borrower in writing that the Agent has received the documents and evidence specified in clause 4 and Schedule 1 in a form and substance satisfactory to it.
Facilities Agreement means the Principal Agreement as amended by this Agreement.
Relevant Parties means each Borrower and the Parent or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement
References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Construction
Clauses 1.2 (Construction), 1.3 (Third party rights) and 1.4 (Finance Documents) of the Facilities Agreement and any other provision of the Facilities Agreement which, by its terms, purports to apply to all of the Finance Documents and/or any Obligor shall apply to this Agreement as if set out in it but with all necessary changes and as if references in the provision to Finance Documents referred to this Agreement. This Agreement is a Finance Document.

2	Agreement of the Lenders and Agent

2.1	Agreement
The Agent (for itself and on behalf of the Lenders), relying upon the representations and warranties on the part of each Borrower and the Parent contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 28 August 2014 of the conditions contained in clause 5 and Schedule 1, the Agent and the Lenders agree to the amendment of the Principal Agreement on the terms set out in clause 3 and to the Building Contract Amendments.

3	Amendments to Principal Agreement

3.1	Amendments
The Principal Agreement shall, with effect on and from the Effective Date, be (and is hereby) amended by:

i)	replacing sub paragraph (a) of the definition of “Final Repayment Date” in clause 1.1 of the Principal Agreement with the following:

“(a)
in respect of a Commercial Facility Advance, the earlier of: (i) the date 60 months after the Utilisation Date in respect of the Advance of which it forms part and (ii) 10 February 2020, or, if the Commercial Facility has been refinanced or restructured in a manner approved under clause 7.2.1, the final repayment date in respect of that Commercial Facility Advance following such refinancing or restructuring”

ii)
deleting Schedule 2 (Ship Information) of the Principal Agreement and replacing it with Schedule 2 (Ship Information) attached in Schedule 2 to this Agreement (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended).

3.2	Continued force and effect
Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties
Each of the Relevant Parties represents and warrants for the benefit of the each Finance Party, each in respect of itself, that the following statements shall, on the date of this Agreement and the Effective Date, be true and accurate as if made with reference to the facts and circumstances existing on such date:

(a)
it is duly incorporated as a limited liability company or corporation (as the case may be) and has power to carry on its business as it is now being conducted and to own its property and other assets; and

(b)
it has power to execute, deliver and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same.

5	Conditions

5.1	Documents and evidence
The agreement of the Lenders and the Agent referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in Schedule 1 in form and substance satisfactory to the Agent.

5.2	General conditions precedent
The agreement of the Lenders and the Agent referred to in clause 2 shall be further subject to:

(a)	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent
The conditions specified in this clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Agent (acting on the instructions of the Majority Lenders) in whole or in part with or without conditions.

6	Finance Documents
The Parent confirms its consent to the amendments to the Principal Agreement contained in this agreement and each Borrower and the Parent further acknowledges and agrees, for the avoidance of doubt, that:

(c)
each of the other Finance Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement; and

(d)
with effect from the Effective Date, references to the “Facilities Agreement” in any of the other Finance Documents to which it is a party shall henceforth be reference to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.

7	Costs and expenses
For the avoidance of doubt, clause 16 of the Facilities Agreement shall apply in respect of all reasonably incurred costs and expenses of the Finance Parties in connection with this Agreement.

8	Miscellaneous and notices

8.1	Notices
The provisions of clause 39 of the Principal Agreement shall apply to this agreement if set out herein.

8.2	Counterparts
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Governing law
This Agreement and any non-contractual obligations connected with it are governed by English law.

9.2	Jurisdiction of English courts
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
This clause 9.2 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Documents and evidence required as conditions precedent

1	The conditions precedent set out in item 1 of Part 1 of Schedule 3 to the Facilities Agreement.

2	Evidence that any process agent referred to in clause 46.2 of the Facilities Agreement has accepted its appointment in relation to this Agreement.

3	Evidence that the fees, commissions, costs and expenses then due from the Borrowers pursuant to clause 7 of this Agreement and clause 16 of the Facilities Agreement have been paid.

4	A copy, certified by an approved person to be a true and complete copy, of the Building Contract Amendment Document.

5	Confirmation from K-Sure that K-Sure accepts the terms of this agreement.

6	Such legal opinions as the Agent may reasonably require.

Schedule 2
Ship Information
Ship A

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2021
To be renamed:	Seal
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2021 Corp.
Scheduled delivery date:	26 September 2013
Backstop Date:	28 April 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011, an addendum No.3 dated 29 March 2012 and a letter agreement dated 26 September 2013) between the Builder and the Owner

Delivery Price:	$205,790,000
Contract Price:	$204,790,000
Ship Commitment:	$133,220,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Ship B

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2026
To be renamed:	Celsius
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2026 Corp.
Scheduled delivery date:	16 October 2013
Backstop Date:	28 May 2014
Date and description of Building Contract:
Shipbuilding contract dated 15 April 2011 (as supplemented and/or amended by a supplemental agreement dated 15 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011, an addendum No.3 dated 29 March 2012 and a letter agreement dated 26 September 2013) between the Builder and the Owner

Delivery Price:	$205,800,000
Contract Price:	$204,800,000
Ship Commitment:	$133,220,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Ship C

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2031
To be renamed:	Igloo
Size:	170,000 cbm
Type of Ship:	Floating storage and regasification vessel
Owner:	Golar Hull M2031 Corp.
Scheduled delivery date:	15 December 2013
Backstop Date:	28 June 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 May 2011 between the Builder and Seatankers Management Co. Ltd. subsequently novated to the Owner pursuant to a novation agreement dated 17 August 2011 between the Builder, the Owner and Seatankers Management Co. Ltd. (as supplemented and/or amended by a technical option agreement dated 8 May 2011, an addendum No.1 dated 23 February 2012 and a letter agreement dated 26 September 2013)

Delivery Price:	$249,120,000
Contract Price:	$248,120,000
Ship Commitment:	$161,270,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, REGAS-2, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$7,500,000

Ship D

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2022
To be renamed:	Crystal
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2022 Corp.
Scheduled delivery date:	3 January 2014
Backstop Date:	28 June 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011, an addendum No.3 dated 29 March 2012, a letter agreement dated 26 September 2013 and a memorandum of agreement dated 30 April 2014) between the Builder and the Owner

Delivery Price:	$205,790,000
Contract Price:	$204,790,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Ship E

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2023
To be renamed:	Penguin
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2023 Corp.
Scheduled delivery date:	14 September 2014
Backstop Date:	12 May 2015
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 29 March 2012, a letter agreement dated 26 September 2013 and a memorandum of agreement dated 30 April 2014) between the Builder and the Owner

Delivery Price:	$205,780,000
Contract Price:	$204,780,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Ship F

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2027
To be renamed:	Bear
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2027 Corp.
Scheduled delivery date:	14 September 2014
Backstop Date:	12 May 2015
Date and description of Building Contract:
Shipbuilding contract dated 15 April 2011 (as supplemented and/or amended by a supplemental agreement dated 15 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 29 March 2012, a letter agreement dated 26 September 2013 and a memorandum of agreement dated 30 April 2014) between the Builder and the Owner

Delivery Price:	$205,780,000
Contract Price:	$204,780,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Ship G

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2024
To be renamed:	Eskimo
Size:	160,000 cbm
Type of Ship:	Floating storage and regasification vessel
Owner:	Golar Hull M2024 Corp.
Scheduled delivery date:	24 December 2014
Backstop Date:	21 August 2015
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011, an addendum No.3 dated 25 November 2011, an addendum No.4 dated 29 March 2012, a letter agreement dated 26 September 2013 and a memorandum of agreement dated 30 April 2014) between the Builder and the Owner

Delivery Price:	$251,530,000
Contract Price:	$250,530,000
Ship Commitment:	$162,830,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, REGAS-2, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$7,500,000

Ship H

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2055
To be renamed:	Frost
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar LNG NB12 Corporation
Scheduled delivery date:	15 October 2014
Backstop Date:	12 June 2015
Date and description of Building Contract:
Shipbuilding contract dated 23 February 2012 (as supplemented by a supplemental agreement dated 23 February 2012, a letter agreement dated 26 September 2013 and a memorandum of agreement dated 30 April 2014) between the Builder and the Owner

Delivery Price:	$208,270,000
Contract Price:	$207,270,000
Ship Commitment:	$134,830,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

SIGNATURES
THE BORROWERS
GOLAR HULL M2021 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2026 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2031 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2022 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2023 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2027 CORP.
By: /s/ Pernille Noraas
GOLAR HULL M2024 CORP.
By: /s/ Pernille Noraas
GOLAR LNG NB12 CORPORATION
By: /s/ Pernille Noraas

THE PARENT
GOLAR LNG LIMITED
By: /s/ Pernille Noraas

THE AGENT
SWEDBANK AB (publ)
By: /s/ Joakim Ahlgren
(for and on behalf of the Finance Parties)